Exhibit 10.17

Execution version

INTERNATIONAL MONEY TRANSFER AGREEMENT

BY AND BETWEEN

MoneyGram Payment Systems, Inc.	OneTransfer Remittance Sdn Bhd
1550 Utica Avenue South	E-0G-08, Plaza Mont Kiara, No 2 Jalan Kiara
Suite 100, M/S MIN-8020	Mont Kiara 50480
Minneapolis, MN 55416 USA	Kuala Lumpur, Malaysia
(“MoneyGram”)	(“Partner”)

RECITALS

(A)	WHEREAS, MoneyGram is a provider of international money transfer services. Partner wishes to act as MoneyGram’s correspondent remittance company in the Territory.

(B)	THEREFORE, MoneyGram and Partner agree to the Special Terms and General Terms as follows:

PART A SPECIAL TERMS

1.	Territory: Malaysia

2.	Initial Term: 5 years commencing from Effective Date

3.	Transactions: Transfer Sends and Transfer Receives

4.	Partner’s Share of Fees: 50% for Transfer Sends, 25% for Transfer Receives

5.	Partner’s Share of Foreign Exchange Profit: 50% for Transfer Sends, 25% for Transfer Receives

6.	Sign-On Bonus:

(a)	In consideration of Partner offering Money Transfer Services in the Territory, MoneyGram agrees to pay Partner a sign-on bonus of USD100,000 (one hundred thousand United States Dollars) within 30 days of the Effective Date (“Sign-On Bonus”).

(b)	On occurrence of any of the following events prior to completion of the Initial Term of this Agreement, Partner shall repay to MoneyGram a pro-rata portion of the Sign-On Bonus (“Claw Back”) within 30 days of a written notice from MoneyGram: (i) this Agreement is terminated by MoneyGram in accordance with its terms; (ii) this Agreement is terminated by Partner otherwise than in accordance with its terms; or (iii) Partner ceases to offer Money Transfer Services.

(c)	The Claw Back shall be calculated as follows:

Claw Back in USD = (number of months of the Initial Term remaining at the time of occurrence of a claw back event / 60 months) x 100,000

7.	Competing Services:

(a)	During the term of this Agreement and for a period of 60 days following termination of this Agreement for any reason, Partner shall not, and shall procure that each member of Partner’s Group and each Sub-Representative shall not, offeror sell any Competing Service in the Territory. Partner acknowledges that its compensation during the term of this Agreement is intended to compensate Partner for the post-termination period and that the restriction is reasonable. “Competing Services” means any consumer-to-consumer money transfer service which is not offered by or with MoneyGram.

(b)	MoneyGram may immediately terminate this Agreement by written notice to Partner if MoneyGram reasonably believes Partner or any member of Partner’s Group is offering Competing Services.

8.	Transaction Currency: Malaysian Ringgit

9	Settlement Currency: Malaysian Ringgit

10.	Settlement Frequency: twice a week, (i) on Monday, for the Transactions carried out on the preceding Friday until close of business Sunday; and (ii) on Friday, for the Transactions carried out on the preceding Monday until close of business Thursday.

11.	Marketing:

Partner agrees to invest annually ten percent of its actual revenues derived from offering Money Transfer Services to advertise and promote Money Transfer Services in the Territory or in relation to the Territory (in associated send or receive countries), as follows:

(a)	Five percent of Partner’s revenues shall be invested in country level marketing campaigns developed jointly with other MoneyGram agents (the “Joint Marketing Campaigns”), in accordance with the annual marketing plan. The Parties agree that MoneyGram shall (i) withhold the amount relating to the Joint Marketing Campaigns from the payments to be made to Partner under this Agreement; and (ii) make on behalf of Partner any payment relating to the Joint Marketing Campaigns from such withheld amounts as per the annual marketing plan; and

(b)	Five percent of Partner’s revenues shall be invested by Partner in the promotion of Money Transfer Services specifically in Partner’s network. Partner will provide MoneyGram on a quarterly basis with a report of Partner’s spends in this respect together with any supporting documentation.

12.	Sub-Representatives:

Partner may appoint sub-representatives (“Sub-Representatives”) to offer Money Transfer Services, subject to the following:

(a)	Partner shall notify MoneyGram in advance before engaging any new Sub-Representative, MoneyGram has the sole discretion to approve or reject such Sub-Representative, or subsequently revoke its approval or impose conditions on its approval. MoneyGram also has the sole discretion to restrict, suspend or terminate the transactability of any Sub-Representative.

(b)	Partner shall enter into a written agreement with each Sub-Representative containing terms which are substantially similar to the terms of this Agreement (“Subcontract”). Partner undertakes to cause its Sub-Representatives to fulfill and perform all terms, conditions, covenants and obligations which the Sub-Representatives are required to make or perform under the Subcontract,

(c)	The appointment of Sub-Representatives by Partner shall not affect, in any way, Partner’s obligations and liabilities to MoneyGram pursuant to this Agreement, MoneyGram Policies or Legal Requirements.

(d)	Partner shall be fully liable to MoneyGram for any acts or omissions of its Sub-Representatives in connection with the offering of Money Transfer Services. Where such acts or omissions cause Partner to breach a restriction or obligation under this Agreement, it shall be considered a breach by Partner.

(e)	Partner shall be solely liable for paying Sub-Representatives in accordance with the terms of the Subcontract and MoneyGram shall not have any liability to Sub-Representatives for payment of such amounts. Further, MoneyGram shall not have any liability to the Sub-Representatives whatsoever.

(f)	Partner shall monitor Sub-Representatives’ compliance with Legal Requirements and MoneyGram Policies, and cause Sub-Representatives to comply with MoneyGram’s directions for the purposes of ensuring compliance.

(g)	Partner shall be responsible for training its Sub-Representatives and providing them with MoneyGram approved materials, equipment and supplies necessary for Sub-Representatives to offer Money Transfer Services.

13.	Notices:

To MoneyGram	To Partner

MoneyGram Payment Systems, Inc.	OneTransfer Remittance Sdn Bhd

1550 Utica Avenue South	E-0G-08, Plaza Mont Kiara, No 2 Jalan Kiara

Suite 110, M/S MIN-8020	Mont Kiara 50480

Minneapolis, MN 55416, USA	Kuala Lumpur, Malaysia

Attention: General Counsel	Attention: CEO

PART B GENERAL TERMS

1.	Money Transfer Services

(a)	MoneyGram agrees to act as Partner’s third party processor for the Money Transfer Services, subject to the terms of this Agreement. Money Transfer Services shall be provided by Partner via its Channels, as agreed with MoneyGram. Partner is fully responsible for operating and maintaining such Channels, in accordance with this Agreement and applicable Legal Requirements.

(b)	For each Transfer Send, Partner shall collect from the sender the Transfer Amount together with the Fee in the Transaction Currency. For each Transfer Receive, Partner shall pay the Transfer Amount to the recipient in the Transaction Currency, at the prevailing conversion rate set by MoneyGram using published conversion rates. Partner shall not charge sender or recipient additional fee of any kind, however characterized, to initiate a Transfer Send or collect a Transfer Receive.

(c)	Transactions shall be conducted in accordance with the transaction procedures agreed by MoneyGram and Partner.

(d)	Partner shall not engage any sub-representatives in offering Money Transfer Services, unless agreed by MoneyGram in writing.

2.	Fees and Foreign Exchange Profits

(a)	Partner shall be entitled to Partner’s Share of Fees, being a percentage of the Fees charged to a sender for each Transaction conducted by Partner.

(b)	Partner shall be entitled to Partner’s Share of Foreign Exchange Profit, being a percentage of Foreign Exchange Profit realized on each Transaction conducted by Partner.

(c)	Partner’s Share of Fees and Partner’s Share of Foreign Exchange Profit for Transfer Receives shall be paid by MoneyGram via wire no later than the tenth Banking Day of the month following the month in which such amounts are earned. Partner’s Share of Fees for Transfer Sends shall be settled in accordance with Section 3 (Settlement) of Part B General Terms.

3.	Settlement

(a)	Partner shall maintain a Banking Account and provide MoneyGram with at least 30 days’ advance notice prior to changing the Banking Account.

(b)	AH Trust Funds received by Partner shall be promptly deposited into the Banking Account. Settlement of all Trust Funds shall be made to or from the Banking Account to the Settlement Account in the Settlement Currency or another currency as selected by MoneyGram. Settlement calculations shall be made by MoneyGram with any foreign exchange calculations utilizing applicable published conversion rates.

(c)	Settlement of the Net Payable Amount shall be made in accordance with the Settlement Frequency. If the required day for remittance falls outside a Banking Day, the Net Payable Amount shall be paid the next Banking Day. If the Net Payable Amount is due to Partner, MoneyGram shall pay the Net Payable Amount to the Banking Account. If the Net Payable Amount is due from Partner, Partner shall pay the Net Payable Amount to the Settlement Account. Each Party shall bear the costs of its own wire transfers.

(d)	In the event that a Party fails to receive payment in accordance with the terms of this Section, such Party may: (i) demand immediate payment of the amount due and owing; (ii) exercise any legal and/or equitable remedies available pursuant to the terms of this Agreement, for which it shall be entitled to reimbursement of reasonable attorney’s fees and expenses; (iii) request interest on the amount of such payment at the rate of two percent above the three month US dollar ICE LIBOR rate for each such day, for United States Dollar deposits of not less than US$1,000,000 having a maturity of three months, as published in the Reuters ICE LIBOR page or, in the event that the Reuters ICE LIBOR page is no longer published, in the successor or alternate source reasonably selected by MoneyGram; and (iv) suspend or restrict the Money Transfer Services.

4.	Network and Software

(a)	Where Partner uses the MoneyGram Software to perform Transactions, it acknowledges that MoneyGram grants Partner a royalty-free non-exclusive license to use the MoneyGram Software for providing the Money Transfer Services and is provided on an “as is” basis. The MoneyGram Software shall remain the sole and exclusive property of MoneyGram and shall not be copied, decompiled, sold, disclosed or otherwise communicated, directly or indirectly, by Partner to any third parties or used by Partner for any purpose other than the performance of Partner’s obligations under this Agreement. Partner shall install and utilize updated versions of MoneyGram Software as provided by MoneyGram. The license granted under this Section shall terminate simultaneously with the termination of this Agreement for any reason.

(b)	Where Partner establishes a connection to the MoneyGram Network, it shall be responsible for developing the Partner Software, in accordance with the MoneyGram Software, to cause the Partner Network to interface with the MoneyGram Network. Partner agrees that it cannot use the Partner Software in live production nor commence Money Transfer Services until MoneyGram has issued its Certification. During the term of this Agreement, MoneyGram may audit and review the Partner Software, and where it is found that the Partner Software is not performing in compliance with Legal Requirements or consistent with the Certification, Partner agrees to cease using such Partner Software immediately upon MoneyGram’s request.

(c)	MoneyGram will give Partner at least sixty (60) days advance written notice of any changes that will be made to the MoneyGram Network or the MoneyGram Software that MoneyGram believes may affect the Partner Software. Partner agrees to make such necessary changes to the Partner Software. Notwithstanding the foregoing, if a change to the Partner Software is required to avoid errors in processing, to comply with any Legal Requirements or to avoid infringement on the intellectual property rights of unaffiliated third parties, Partner shall make such change immediately. Partner will give MoneyGram at least sixty (6Q) days’ advance written notice of any change to the Partner Software. MoneyGram will promptly provide consultation, testing and certification services to Partner in connection with Partner making such change, as reasonably requested by Partner. Partner shall not use the updated Partner Software in live production until MoneyGram has issued a new Certification.

(d)	The Parties agree that the costs incurred under paragraph (c) above shall be borne by Partner. Notwithstanding the foregoing, to the extent a change is required to be made to the MoneyGram Software or to correct a problem within the MoneyGram Network, MoneyGram shall be responsible for the costs associated with such change.

5.	Forms

(a)	Where Money Transfer Services are provided to walk-in consumers, MoneyGram will provide Partner with the template of the Forms necessary for the Partner to conduct Money Transfer Services. Partner agrees to print and use the Forms in accordance with the template provided by MoneyGram. Automated forms may be made available by MoneyGram to Partner, if supported by the MoneyGram Software.

(b)	Where Money Transfer Services are provided to consumers digitally, MoneyGram will provide Partner with the requirements of the Forms necessary for the Partner to conduct Money Transfer Services. Partner agrees to develop and maintain a digital consumer interface which meet the requirements set out by MoneyGram. Where Transfer Sends will be conducted, Partner shall be responsible for displaying fraud warnings, as prescribed by MoneyGram, to consumers prior to completing a Transaction.

6.	Liabilities

(a)	Partner shall hold the Trust Funds in trust for the benefit of MoneyGram. Partner agrees it has no interest in, claim to, or right to any of the Trust Funds. Until the Trust Funds are received in the Settlement Account, Partner shall be fully liable for any loss, theft, seizure, forfeiture or misappropriation of the Trust Funds.

(b)	Partner is fully liable for all Transactions initiated by using Partner’s access credentials, unless such Transaction is caused by MoneyGram’s gross negligence or willful misconduct. Partner shall immediately notify MoneyGram in the event that Partner knows or suspects any access credentials have been lost, stolen, misappropriated or misused, and cease using such access credentials.

(c)	Partner is fully liable for all Transactions which Partner wrongfully disburses, either to a person other than the intended recipient, or as a result of paying out an incorrect amount, or contrary to the authorization procedures specified by MoneyGram, unless such Transaction is caused by MoneyGram’s gross negligence or willful misconduct.

7.	Right of Set-Off

MoneyGram may, without notice and without prejudice to any other rights or remedies, set off any amount owing by Partner against any amount payable by MoneyGram to Partner howsoever arising, if the liabilities to be set off are expressed in different currencies, MoneyGram may convert either liability at a market rate of exchange for the purposes of set-off.

8.	Taxes

(a)	Any taxes imposed on Money Transfer Services in the Territory may be passed through to the consumer, it being solely Partner’s obligation to collect and remit such taxes.

(b)	All payments from MoneyGram to Partner are inclusive of any value-added tax, sales tax, goods and services tax or similar taxes that may be imposed by taxing authorities. Partner assumes all obligations with respect to the payment of any taxes due and payable by Partner in the Territory with respect to the Money Transfer Services, where applicable. Partner shall not withhold taxes of any type from the Fees or Foreign Exchange Profit.

9.	Trade Marks

(a)	Each Party grants to the other Party during the term of this Agreement a non-exclusive, royalty free, and non-transferable license to use the other Party’s Marks solely for the purposes of and to the extent reasonably necessary for offering Money Transfer Services in the Territory.

(b)	Partner acknowledges that MoneyGram and its affiliates (or their third party licensors) are the owners of the MoneyGram Marks, and that Partner’s use is subject to compliance with this Agreement MoneyGram acknowledges that Partner is the owner of the Partner Marks, and that MoneyGram’s use is subject to compliance with this Agreement

(c)	Use of the other Party’s Marks by a Party, and all goodwill associated with such Marks, shall inure exclusively to the benefit of the owner of the Marks. A Party shall use the other Party’s Marks strictly in connection with the Money Transfer Services and in accordance with the other Party’s instructions and specifications. Neither Party has the right or authority to file any applications to register the other Party’s Marks or exercise any ownership rights over such Marks in any country. Any application or registration sought or obtained by a Party of the other Party’s Marks shall be deemed held in trust by it for the benefit of the owner of the Marks.

(d)	Upon termination of this Agreement for any reason, ail rights granted hereunder shall terminate and each Party shall immediately cease use of the other Party’s Marks in any manner whatsoever, including without limitation, removing all signages and branding (in a physical or digital form) containing the other Party’s Marks. Within ten Banking Days of such termination and upon request, a Party shall return to the other Party, or as directed by the other Party destroy, all materials upon which the other Party’s Marks appear,

10.	Advertising and Marketing

(a)	Partner and MoneyGram shall develop a joint annual marketing plan for the Territory to promote the Money Transfer Services,

(b)	Each Party shall submit for the other Party’s approval all advertising and promotional materials or assets referencing the Money Transfer Services or using the other Party’s Marks.

(c)	Partner agrees to prominently display signage and branding with any name or mark MoneyGram may designate through its Channels, in a manner agreed by the Parties.

11.	Data Protection

(a)	Each of MoneyGram and Partner severally owns the data regarding consumers and consumer transactions which Partner obtains as a result of offering the Money Transfer Services. Such data shall be safeguarded and maintained as confidential by each Party. Either Party may use such data as an owner of the data (without seeking consent from the other Party) and in a manner permitted by applicable Legal Requirements.

(b)	Each Party shall implement and maintain technical and organizational measures to ensure an appropriate level of security for processing of data, including but not limited to Personal Data, related to its provision of Money Transfer Services under this Agreement, including protecting such data against the risks of loss, unauthorised or unlawful processing, destruction, damage or alteration, or unauthorised disclosure of or access to any such data.

12.	Record Keeping and Financial Statements

(a)	Each Party agrees to maintain any records it may compile (including Forms) in connection with the Money Transfer Services for a period of no less than five years, or longer as required by any Legal Requirement. Upon written request by one Party, the other Party shall provide copies of such records to the extent permitted by applicable Legal Requirements.

(b)	Upon MoneyGram’s request, Partner agrees to promptly supply its financial reports and statements to allow MoneyGram to conduct a review of Partner’s financial position.

13.	Legal and Compliance

(a)	Each Party shall comply with all applicable Legal Requirements and the terms of this Agreement.

(b)	Partner shall provide Money Transfer Services in accordance with MoneyGram Policies.

(c)	Each Party is responsible for obtaining and maintaining any applicable permits, licenses or approvals required by any governmental authority or body lawfully exercising authority over the Parties, the Territory, or the Money Transfer Services.

(d)	Each Party shall provide reasonable assistance in any audit, review, investigation or request for information by a governmental authority or body lawfully exercising authority over the other Party in connection with this Agreement. Partner further authorizes MoneyGram, or MoneyGram’s authorized representative or third party assessor, to visit Partner’s premises and review Partner’s records related to its offering of the Money Transfer Services, to determine Partner’s compliance with Legal Requirements and MoneyGram Policies.

(e)	Partner understands that MoneyGram is committed to preventing the use by anyone of the Money Transfer Services for fraudulent, abusive or illegal purposes. Partner agrees to not use the Money Transfer Services for committing fraud upon consumers or against MoneyGram or assisting others in the perpetration of fraud upon consumers or against MoneyGram. Partner further agrees not to provide any substantial assistance or support to any individual or entities that Partner knows or reasonably suspects engage in such acts or acts in a manner that may violate the MoneyGram Policies, Partner agrees that it will maintain effective policies and procedures of its own that are designed to detect and prevent consumer fraud or abusive transactions.

(f)	Partner shall ensure that it and its employees, agents, and/or contractors: (i) have been trained to provide the Money Transfer Services in compliance with Legal Requirements and MoneyGram Policies, prior to commencing Transactions; and (ii) undergo any additional training required by MoneyGram during the term of this Agreement.

14.	Assignment

(a)	Neither Party may transfer, assign, delegate or novate this Agreement or any of its rights or obligations hereunder to any other person or entity, without the prior written consent of the other Party, except where such transfer is to an entity within that Party’s Group in which case prior written notice to the other Party shall be sufficient. Any transferee of a Party shall be fully obligated to perform that Party’s contractual obligations under this Agreement and shall satisfy any due diligence review conducted by the other Party.

(b)	In the event there is any change in the ownership or control of Partner or Partner ceases to exist as it exists as of the Effective Date for whatever reason, Partner shall notify MoneyGram in advance of such change. Where it is prohibited by applicable Legal Requirements to notify MoneyGram in advance, Partner shall notify MoneyGram as soon as practicable following such event.

15.	Term and Termination

(a)	This Agreement shall become effective on the Effective Date and shall continue through the Initial Term and thereafter it shall continue for successive terms of one year until and unless terminated in writing by one Party by providing no less than 180 days’ prior written notice to the other Party of its intent to terminate this Agreement at the end of the Initial Term or the then-current term.

(b)	Either Party may immediately terminate this Agreement by written notice to the other Party upon occurrence of any of the following events:

(i)	a material adverse change in the other Party’s financial condition or business prospects;

(ii)	any material representation made by the other Party is determined to be false or misleading at the time of making such representation;

(iii)	the other Party becomes insolvent, enters into bankruptcy or receivership proceedings, or makes a general assignment for the benefit of creditors or does something analogous thereto;

(iv)	the other Party ceases or threatens to cease to carry on its business;

(v)	the other Party commits a material breach of this Agreement for a reason other than those set forth in this Section that is not remedied, or is not capable of being remedied, within thirty days upon written notice to the other Party;

(vi)	a Party reasonably believes that performance of this Agreement and any of the obligations hereunder would constitute or result in a breach of Legal Requirements by that Party;

(vii)	there is any change in the ownership or control of the other Party or the ultimate owner of the other Party’s Group;

(viii)	there is reason to believe that the other Party or any of its owners, officers or directors have engaged in any illegal activity or are in breach of any Legal Requirements;

(ix)	the other Party Party fails to maintain the permits, licenses or approvals required by any governmental authority or body lawfully exercising over that Party, the Territory or the Money Transfer Services; or

(x)	the other Party makes any application to register, or registers, or exercises ownership rights in any Marks of the Party in its own name.

(c)	Notwithstanding any provision to the contrary, MoneyGram shall have sole discretion to determine whether MoneyGram Policies have been breached, or if it suspects any fraudulent, illicit or illegal activity has occurred via Partner’s Channels. In the event MoneyGram suspects such a breach, or suspects that fraudulent, illicit or illegal activity has occurred or if MoneyGram reasonably believes that Partner is not complying with MoneyGram Policies, MoneyGram may take one or more of the following actions: (i) immediate termination of this Agreement and suspension of any further obligations from MoneyGram to Partner; (ii) imposition of Remedial Measures as identified by MoneyGram; and/or (lii) suspension of Transactions until MoneyGram determines remedial controls have been implemented.

(d)	MoneyGram may require that Partner cease to provide Money Transfer Services from any Channel where continuing to provide such Money Transfer Services would breach this Agreement or Legal Requirements, or in MoneyGram’s reasonable opinion would involve a substantially higher than average risk of related crime, loss to MoneyGram, or damage to MoneyGram’s reputation.

(e)	Upon termination of this Agreement for any reason:

(i)	Partner shall return to MoneyGram any MoneyGram Software, signs, Forms, display materials or other property or equipment furnished to Partner by MoneyGram;

(ii)	Partner shall deliver all Transaction records including Forms to MoneyGram in a secure fashion and delete any copies of Personal Data on its systems unless otherwise required by applicable Legal Requirements; and

(iii)	subject to any right of set-off, the Party owing the Net Payable Amount shall immediately remit it to the Party entitled to receive it under this Agreement.

(f)	Termination of all or part of this Agreement shall not affect any accrued rights or liabilities of either Party nor shall it affect the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to come into force or continue in force on or after termination. Without prejudice to the generality of the foregoing, termination of this Agreement shall not affect the continuance in force of Sections 7, 9(d), 12(a), 15(e), 15(f), 16,17, 18 and 20 of Part B General Terms.

16	Indemnification and Limitation of Liability

(a)	Each Party (“Indemnifying Party”) shall indemnify and hold the other Party (“Indemnified Party”) harmless from and against all losses, claims, demands, actions, suits, damages, liabilities, proceedings or judgments, including costs, expenses and reasonable legal fees assessed against the Indemnified Party arising out of or relate to the Indemnifying Party’s breach of this Agreement or applicable Legal Requirements, infringement of any third party intellectual property rights, or any fraud or other criminal offence, wilful misconduct or gross negligence committed by the Indemnifying Party in connection with the Money Transfer Services. The foregoing indemnification obligations shall survive the termination of this Agreement

(b)	DESPITE ANYTHING ELSE IN THIS AGREEMENT, IN NO EVENT DURING THE TERM OR AFTERWARDS WILL EITHER PARTY OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS, BE LIABLE TO THE OTHER PARTY UNDER ANY THEORY OF TORT (INCLUDING NEGLIGENCE). CONTRACT, STRICT LIABILITY OR OTHER LEGAL THEORY FOR: (I) EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES; OR (II) LOST PROFITS, LOST REVENUES, LOST BUSINESS OPPORTUNITIES OR LOST GOODWILL. EACH OF THESE DAMAGES IS EXCLUDED BY AGREEMENT OF THE PARTIES, REGARDLESS OF WHETHER THE DAMAGES WERE FORESEEABLE OR WHETHER ANY PARTY OR ANY PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES.

(c)	NOTWITHSTANDING ANYTHING IN THIS AGREEMENT, EACH PARTY’S CUMULATIVE LIABILITY FOR ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, BREACHES, OR DAMAGES FOR ANY CAUSE WHATSOEVER (INCLUDING THOSE ARISING OUT OF OR RELATED TO THIS AGREEMENT AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY) SHALL NOT EXCEED ONE MILLION UNITED STATES DOLLARS (USD$1,000,000.00).

(d)	THE LIMITATION HEREIN DOES NOT LIMIT: (I) EITHER PARTY’S OBLIGATIONS TO SETTLE MONEY UNDER THIS AGREEMENT; (II) DAMAGES CAUSED BY A PARTY’S GROSS NEGLIGENCE OR INTENTIONAL WRONGDOING; (III) DAMAGES IN RELATION TO BREACHES OF CONFIDENTIALITY OR BREACH OF A THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS.

(e)	Nothing in this Agreement will limit either party’s liability for death or personal injury resulting from the negligence of that party or its officers, agents, employees or sub-contractors; or for fraud or fraudulent misrepresentation; or for any other matter in respect of which liability cannot by applicable Legal Requirements be limited.

17.	Governing Law and Language

This Agreement and any dispute or claim arising out of or in connection with it shall be governed by and construed in accordance with the law of England and Wales, excluding its choice-of-laws rules that may otherwise require the application of the laws of another jurisdiction. This Agreement has been prepared, and will be executed, in the English language, which shall be the governing language for ail purposes. Any translation into a language other than English is solely for the convenience of the Parties.

18.	Dispute Resolution

Any dispute or claim arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration in accordance with the ICC International Court of Arbitration Rules as at present in force. There shall be one arbitrator who shall be qualified in English law and the appointing authority shall be ICC. The seat of arbitration shall be London, United Kingdom and the English language shall be used throughout the arbitral proceedings. Nothing in this Section shall be construed as preventing either Party from seeking from any court of competent jurisdiction a temporary restraining order or other temporary or preliminary injunctive relief pending final resolution of any dispute or claim as contemplated hereunder

19.	Representations and Warranties

(a)	Partner represents and warrants that it is not obligated to provide any money transfer service other than the Money Transfer Services, and that entering into this Agreement will not cause a breach of any other agreement to which Partner is a party. Partner acknowledges that MoneyGram is specifically relying on this representation as an inducement to enter into this Agreement.

(b)	Each Party represents and warrants that:

(i)	it is in good standing under the laws of the location of its formation or organization;

(ii)	the provision of Money Transfer Services by ft complies with all applicable Legal Requirements, and has obtained any applicable permits, licenses or approvals required by any governmental authority or body lawfully exercising authority over the Parties, the Territory, or the Money Transfer Services;

(iii)	the execution, delivery, and performance by such Party to this Agreement (1) has been duly authorised and are within each such Party’s corporate, partnership, organizational or individual powers; (2) has been duly authorised by all necessary corporate, partnership, organizational or other action; and (3) does not violate or create a default under law, or such party’s Certificate or Articles of Incorporation or By-Laws, Articles of Partnership or any other organizational documents or any contractual provision binding on or affecting such Party;

(iv)	this Agreement constitutes legal, valid and binding obligations of such Party, enforceable against such Party in accordance with the respective terms and conditions hereof, except as enforcement may be subject to (1) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally; and (2) general principles of equity;

(v)	it is not entering into this Agreement with the intention of engaging in fraudulent activities whether by carrying on the Money Transfer Services itself or through a third party;

(vi)	it has not and will not offer, promise, make, or authorize the offering, promising, or making of any payment or transfer of anything of value (including cash or cash equivalents), directly or indirectly to a Governmental Official or a Commercial Party for the purpose of seeking improper action, inaction, influence, benefit, or undue advantage from such Government Official or Commercial Party in order to benefit MoneyGram’s business; and

(vii)	it adopted and will maintain during the term of this Agreement an anti-corruption policy which, at a minimum, prohibits the direct or indirect offer, authorization, or payment of money or anything of value to secure an undue advantage or improperly influence a Government Official or Commercial Party, and otherwise provides controls to assure compliance with the warranties contained in this Section and the keeping of accurate and complete books, records, and accounts of its activities hereunder.

(c)	For purposes of this Section;

(i)	Government Official includes: (1) officers and employees of any government department, agency, commission, bureau, or authority, at any level of government; (2) legislators and judges; (3) any persons acting in an official capacity on behalf of a government department, agency, or instrumentality; (4) officers and employees of entities that are owned or controlled by a government department, agency, or instrumentality; candidates for political office; (5) officers and employees of a political party, as well as the political party as an institution/entity; (6) officers and employees of any Public International Organization (an institution established by the national governments of sovereign countries, including but not limited to inter-governmental organizations); and (7) anyone else treated as a government official under local laws of the Territory; and

(ii)	Commercial Party includes: any company, organization, or commercial entity whose personnel do not qualify as “Government Officials,” including any employee, agent, trustee, or fiduciary of such party.

20.	General Provisions

(a)	Notices. All operational issues and communications between the Parties should be directed to the relevant designated officer or employee of the other Party as communicated by such Party. All notices, requests or other communications hereunder shall be in writing and shall be sent by receipted express courier service or shall be personally delivered to each Party at the addresses set out in the Special Terms. The Parties may change such addresses as may be provided subsequent to the Effective Date. Any such notice shall be deemed to have been given at the time of delivery.

(b)	Force Majeure. Neither Party shall be responsible to the other Party for any delay in performance or non-performance due to a Force Majeure Event. The affected Party shall give the other prompt written notice of the Force Majeure Event, stating the nature of the delay in performance or non-performance. Thereafter, such Party shall take reasonable steps to comply with the terms of this Agreement as fully and promptly as reasonably possible.

(c)	Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein. This Agreement supersedes all prior understandings, arrangements or agreements, whether verbal or written, between the Parties not contained in this Agreement. Each Party acknowledges that, in entering into this Agreement, it does not do so in reliance on, nor shall it have any remedies in respect of, any representation, warranty or other provision except as expressly provided in this Agreement.

(d)	Variation. Except as provided in this Agreement, no modification, renewal, extension or waiver of any of the provisions of this Agreement shall be binding upon either Party unless made in writing and signed by the Parties.

(e)	Counterparts. This Agreement may be executed in one or more counterparts, which, taken together, will constitute a single agreement between the Parties, if Parties execute more than one copy of this Agreement, each executed copy will count as an original.

(f)	No Implied Warranties. Any conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.

(g)	Severability. if any provision or part provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part provision shall be deemed deleted. Any modification to or deletion of a provision or part provision shall not affect the validity and enforceability of the rest of this Agreement

(h)	Waiver. No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver or abandonment of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No waiver of any breach of this Agreement shall be deemed a waiver of any other or subsequent breach.

(i)	No Partnership. Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between the Parties, or authorise a Party to make or enter into any commitments for or on behalf of the other Party.

(j)	Confidentiality. Where the Parties have entered into a Mutual Confidentiality Agreement or analogous agreement governing Confidential Information, they shall continue to be bound by the terms of that agreement during the term of this Agreement and post termination.

21.	Definitions

Capitalized terms used in this Agreement shall have the meanings set out below or as defined in Part A Special Terms:

(a)	“Agreement” means this international money transfer agreement.

(b)	“Banking Account” means a bank account designated by Partner as the account to be credited to settle Transactions.

(c)	“Banking Day” means in relation to MoneyGram, a day banks are generally open to the public for business in the United States and in the Territory; and in relation to Partner, a day banks are generally open to the public for business in the Territory, other than Saturday, Sunday and legally defined holidays.

(d)	“Certification” means MoneyGram’s written documentation evincing that MoneyGram has reviewed and approved Partner Software to ensure that it is performing in an acceptable manner to MoneyGram.

(e)	“Channels” means the channels through which Partner offers Money Transfer Services, as agreed between the Parties, including without limitation walk-in location, website, mobile, app, social media, kiosk and ATM.

(f)	“Confidential Information” means (a) information expressly or implicitly marked or disclosed as confidential; (b) information traditionally recognized as proprietary trade secrets; (c) all forms and types of financial, business, scientific, technical, economic, or engineering information including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing, which may be identified with the legend “CONFIDENTIAL”; and (d) all copies thereof.

(g)	“Effective Date” means the date MoneyGram accepts this Agreement as set forth on the signature page.

(h)	“Fee” means the MoneyGram-designated fee that is charged to a sender initiating a Transfer Send.

(i)	“Foreign Exchange Profit” means the profit realized by MoneyGram arising as a consequence of any currency conversions executed within the MoneyGram system whilst processing a Transaction.

(j)	“Force Majeure Event” means any circumstance not within a Party’s reasonable control, including without limitation, natural disasters, governmental mandates or laws, major currency devaluations, terrorist attack, civil war, commotion or riots, war, threat of or preparation for war, armed conflict, imposition of sanctions, embargos, labor or trade disputes and strike.

(k)	“Forms” means the send form and/or receive form, in physical or digital form.

(l)	“Group”, used in the context of a Party’s Group, means the corporate group comprising that Party’s ultimate holding company and all of its direct and indirect subsidiaries.

(m)	“Legal Requirements” means laws, regulations, statutes, rules or administrative requirements in force from time to time as stipulated by any competent authority having jurisdiction over the business and activities of MoneyGram or Partner in respect of the Money Transfer Services.

(n)	“Marks” means either MoneyGram Marks or Partner Marks, as the case may be.

(o)	“MoneyGram Marks” means the mark MoneyGram® and any other intellectual property rights used or owned by MoneyGram.

(p)	“MoneyGram Network” means those computer and communications systems used by MoneyGram to operate its business.

(q)	“MoneyGram Policies” means MoneyGram’s policies and procedures (including MoneyGram’s Global Partner Compliance Policy), as may be updated and amended by MoneyGram from time to time.

(r)	“MoneyGram Software” means proprietary software provided by MoneyGram to facilitate the offering of Money Transfer Services, including the Software Development Kit and associated documentation.

(s)	“Money Transfer Services” means any transfer of money transactional services offered by Partner to consumers in the Territory.

(t)	“Net Payable Amount” means the difference between (i) the amount owed by Partner (Transfer Amount and Fees relating to Transfer Sends initiated by Partner); and (ii) the amount owed to Partner (money actually disbursed by Partner pursuant to Transfer Receives and Partners Share of Fee and Partner’s Share of Foreign Exchange Profit for Transfer Sends as applicable).

(u)	“Parties” shall mean MoneyGram and Partner and either one shall be a “Party”.

(v)	“Partner Marks’ means any mark of Partner and any other intellectual property rights used or owned by Partner.

(w)	“Partner Network” means those computer and communications systems used by Partner to operates its business.

(x)	“Partner Software” means the software developed by Partner to interface with the MoneyGram Network.

(y)	“Personal Data” means any data which identifies, or is capable of identifying a living individual.

(z)	“Remedial Measures” means (i) imposing volume or transactional limits or restrictions to financial activity that Partner or the Channel may conduct; (ii) requiring MoneyGram to review and approve transactions above a specified amount prior to execution by Partner; and/or (iii) such measures as MoneyGram may impose from time to time.

(aa)	“Settlement Account” means the bank account designated by MoneyGram into which Partner shall pay the Trust Funds.

(bb)	“Transaction” means a Transfer Send or a Transfer Receive, as the case may be.

(cc)	“Transfer Amount” means the funds collected from a consumer for a Transfer Send, excluding the Fee.

(dd)	“Transfer Receive” means the transactional segment of Money Transfer Services pursuant to which Partner disburses funds to the recipients,

(ee)	“Transfer Send” means the transactional segment of Money Transfer Services pursuant to which Partner collects Trust Funds from the senders.

(ff)	“Trust Funds” means the total amount of monies Partner collects from senders on behalf of MoneyGram upon initiating a Transfer Send, including the Transfer Amount and Fee.

[Execution page to follow]

EXECUTION PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorised representatives as of the Effective Date.

	“Partner”		“MoneyGram”

	ONETRANSFER REMITTANCE SDN BHD		MONEYGRAM PAYMENT SYSTEMS, INC.

Signature:	/s/ DATO’ HUSSIAN @ RIZAL A RAHMAN	Signature:	/s/ Grant Lines
	(Authorised Representative)		(Authorised Representative)

Name:	DATO’ HUSSIAN @ RIZAL A RAHMAN	Name:	Grant Lines
	(Print)		(Print)

Title:	ACTING CEO & DIRECTOR	Title:	Chief Revenue Officer

		Effective Date:	09/23/2020